                                                         EXHIBIT 11
                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)



                                                                                             YEAR ENDED
                                                                                           --------------
                                                                            SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                                 1997            1996           1995
                                                                            --------------  --------------  -------------
Income (loss) from continuing operations                                      $(8,901,000)   $(11,092,000)    $   612,000
Income from discontinued operations                                                -            2,800,000          -
                                                                              -----------    ------------     -----------
      NET INCOME (LOSS)                                                       $(8,901,000)   $ (8,292,000)    $   612,000
                                                                                =========       =========          ======
Primary:
Weighted average number of common shares outstanding                           18,681,017      18,340,248      16,669,827
Shares issuable upon exercise of dilutive stock options
  and warrants - net of shares assumed to be
  repurchased  (at the average market price for the
  period) from exercise proceeds                                                   -              127,000         473,554
                                                                              -----------    ------------     -----------
      Shares used for computation                                              18,681,017      18,467,248      17,143,381
                                                                              ===========    ============     ===========
Income (loss) per share of common stock (primary):
  Continuing operations                                                       $      (.48)   $       (.60)    $       .04
  Discontinued operations                                                          -                  .15          -
                                                                              -----------    ------------     -----------
      NET INCOME (LOSS)                                                       $      (.48)   $       (.45)    $       .04
                                                                                      ===             ===             ===

Assuming full dilution:
Weighted average number of common shares outstanding                           18,681,017      18,340,248      16,669,827
Shares issuable upon exercise of dilutive stock options
  and warrants - net of shares assumed to be
  repurchased (at the higher of period-end market
  price or the average market price for the period)
  from exercise proceeds                                                           -              127,000         473,554
                                                                              -----------    ------------     -----------
      Shares used for computation                                              18,681,017      18,467,248      17,143,381
                                                                              ===========    ============     ===========

Income (loss) per share of common stock
  (assuming full dilution) (a):
  Continuing operations                                                       $      (.48)   $       (.60)    $       .04
  Discontinued operations
                                                                                   -                  .15          -
  NET INCOME (LOSS)                                                           -----------    ------------     -----------
                                                                              $      (.48)   $       (.45)    $       .04
                                                                                      ===             ===             ===
(a) Not presented because dilution is less than 3% from primary amounts.